SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 31, 2012

Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Effective December 31, 2012, W. Thomas Amick, 70, resigned as Chief Executive Officer and as a member and Chairman of the Board of Directors (the “Board”) of Discovery Laboratories, Inc. (the “Company”).  Mr. Amick’s resignation does not result from any disagreement he has with the Company about the operations, policies, or practices of the Company.

Effective December 31, 2012, the Company entered into a separation agreement and plenary release (the “Separation Agreement”) pursuant to which Mr. Amick shall be entitled to receive: (a) on December 31, 2012, a cash payment equal to the sum of (i) all unpaid compensation accrued through December 31, 2012, less any applicable withholding (ii) any unreimbursed employee business expenses (subject to submission of appropriate documentation), and (iii) a severance payment in the amount of $1,250,000, payable in accordance with the Company’s normal payroll practices, less any applicable withholding; (b) effective December 31, 2012, the accelerated vesting of all outstanding stock options which shall remain exercisable to the end of their stated terms; and (c) through July 31, 2013, reimbursement of $2,000 per month, plus a tax-gross up adjustment, for temporary living expenses related to an apartment leased by Mr. Amick.  The Company also agreed to pay Mr. Amick’s attorneys’ fees incurred in connection with negotiating the Separation Agreement.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by the full text of the Separation Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Effective on January 3, 2013, the Board accepted the resignations from the Board of Max Link, Ph.D., 72, and Antonio Esteve, Ph.D., 55.  Dr. Link has served as a member of the Board since October 1996, and as a member of the Audit Committee, Compensation Committee and Nomination and Governance Committee.  He has served as Chairman of the Audit Committee since 2006 and, due to his significant experience and expertise in financial matters, the Board had designated him the “audit committee financial expert” in accordance with the Nasdaq listing requirements.  Dr. Esteve has served as a member of the Board since May 2002.  The Board thanked Drs. Link and Esteve for their long years of service.

(c)            On January 3, 2013, the Board appointed Mr. John G. Cooper, 54, President and Chief Financial Officer of the Company, to assume the additional responsibilities of the Chief Executive Officer (“CEO”).  Mr. Cooper was also appointed to serve as a member of the Board.  Mr. Cooper has served as the Company’s President and Chief Financial Officer since August 2010, having previously served as Executive Vice President, Chief Financial Officer and Treasurer beginning December 2002.  Mr. Cooper has over 25 years of experience as an executive with emerging growth companies in the life sciences industry and has been responsible for managing public and private financings, strategic alliances, mergers and acquisitions, investor relations, strategic and financial planning, international financial operations and general business operations.

(d)           On January 3, 2013, the Board approved the appointment of John R. Leone to serve as Chairman of the Board.  Mr. Leone was elected to the Board on November 13, 2012.  Mr. Leone has demonstrated leadership skills and brings to the Board his significant expertise in managing pharmaceutical operations.  Since 2007, Mr. Leone served as a partner of Paul Capital Healthcare, a leading private equity firm that manages one of the largest dedicated healthcare funds globally. From 2004 to 2006, Mr. Leone served as President and Chief Executive Officer at Cambrex Corporation, a publicly-traded life sciences company that provided innovative solutions for the development and commercialization of pharmaceutical products. Prior to that, Mr. Leone served as Senior Vice President and Chief Operating Officer of U.S. Commercial Operations for Aventis Pharmaceuticals, where he spearheaded the successful integration of Rhone-Poulenc Rorer and Hoechst Marion Roussell companies into Aventis, which required significant adjustments to staff, sophisticated technology and operating structures without any disruption in sales performance.  Prior to that, Mr. Leone spent twelve years with American Home Products Corporation, where he most recently served as Vice President and General Manager of Wyeth-Lederle Vaccines and Pediatrics.  Mr. Leon also spent ten years with Pfizer, most recently as Director of Operations, Europe. Mr. Leone is also a member of the Board of Directors of ViroPharma Incorporated. He received his Bachelor of Science degree in Engineering from the U.S. Military Academy at West Point and his Masters in Business Administration from the University of Colorado.  In addition to his role as Chairman, Mr. Leone will serve as Chairman of the Compensation and a member of the Nomination and Governance Committees of the Board.

Upon recommendation of the Nomination and Governance Committee of the Board, the Board also appointed Joseph M. Mahady, 59, as a director of the Company, effective immediately.  Mr. Mahady brings significant global biopharmaceutical strategic, financial and operational expertise to the Board, having spent over 30 years with Wyeth corporation.  Most recently, Mr. Mahady served as President – Wyeth Pharmaceuticals, and prior to that as President, Global Business and President, Americas & Global Businesses at Wyeth.  His other positions at Wyeth have included President Wyeth-Ayerst US, and Vice President Marketing and Sales Operations.  Prior to his appointment to the Board, Mr. Mahady was not a related person to the Company and there is no transaction or other arrangement involving the Company in which Mr. Mahady or any related person to Mr. Mahady has or will have a direct or indirect material interest.  Mr. Mahady will serve as a member of the Audit and Compensation  Committees of the Board.  Mr. Mahady is also a member of the Board of Directors of Albemarle Corporation and Cortendo, AB.  He received his Bachelor of Science in Pharmacy from St. John’s University of Pharmacy and his Masters in Business Administration, Pharmaceutical Studies, from Fairleigh Dickinson University.

In connection with his appointment to the Board, the Board approved an award to Mr. Mahady under the Company’s 2011 Long-Term Incentive Plan of an option to purchase 30,000 shares of the Company’s common stock, par value $0.001, at an exercise price of $2.34 per shares, which is the closing price of the Company’s Common Stock on the date of grant, January 3, 2013.  The options will vest equally over a three year period so that the options shall be exercisable in full on the third anniversary of the date of grant.  Mr. Mahady and the Company entered into an indemnification agreement, which is attached hereto as Exhibit 10.2.  Mr. Mahady will be entitled to cash compensation for his service on the Board in accordance with the Company’s Board compensation practices.

Also on January 3, 2013, the Board adopted a resolution reducing the size of the Board from six to five directors.

With the appointment of Mr. Leone as an independent Chairman of the Board, the Board determined that it no longer had a need for a lead independent director role and Mr. Bruce Peacock relinquished that position. Mr. Peacock will serve as Chairman of the Audit Committee and a member of the Compensation Committee.  The Board also named Mr. Peacock as the “audit committee financial expert” within the meaning of the meaning of the rules of the Securities and Exchange Commission (SEC). In addition, Marvin E. Rosenthale, Ph.D., MBA will serve as Chairman of the Nomination and Governance Committee and a member of the Audit Committee

 On January 3, 2013, the Company issued a press release announcing the resignation of Mr. Amick, the appointment of Mr. Leone to serve as Chairman of the Board, the appointment of Mr. Cooper to serve as President, Chief Executive Officer and Chief Financial Officer and a member of the Board, and the election of Mr. Mahady to serve as a director of the Company, and the resignations of Drs. Link and Esteve from the Board.  The press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

(e)           With respect to Mr. Cooper’s appointment as CEO, on January 3, 2013, the Board approved amendments to Mr. Cooper’s Executive Employment Agreement dated May 4, 2012 as follows: Mr. Cooper’s base salary was increased from $335,000 to $400,000 and, by virtue of his title change, his target bonus amount was increased from 0-40% to 0-50%.

Item 8.01.	Other Events.

On January 3, 2012, the Company issued a press release announcing that the Company has initiated the launch of its AFECTAIR® airway connector for infants receiving aerosolized medication in neonatal or pediatric intensive care units.  AFECTAIR was developed initially as part of the Company’s AEROSURF® development program and is a proprietary, disposable device that simplifies the delivery of aerosolized medications to critical-care patients requiring ventilatory support.  The press release is attached to this Current Report as Exhibit 99.2 and is incorporated herein by reference.  The market and patient information included in this press release were derived from information obtained from the following sources: IMS Hospital Demographic Database; Discovery Laboratories, Inc. Primary market research, Oct 2012 (n=200 U.S.-based Respiratory Therapists); NICU patient population based on CDC, March of Dimes (2010)

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Separation Agreement and Plenary Release dated as of December 23, 2012, between the Company and W. Thomas Amick

10.2	Indemnification Agreement dated as of January 3, 2013, between the Company and Joseph M. Mahady

99.1	Press release dated January 4, 2013

99.2	Press release dated January 3, 2013

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ John G. Cooper
Name:	John G. Cooper
Title:	Chief Executive Officer, President and
Chief Financial Officer

Date: January 3, 2013